UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 6, 2012

Cano Petroleum, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32496	77-0635673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 North Belt Line Road, Suite 200, Irving, Texas	75063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 687-0030

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                             Regulation FD Disclosure.

On June 6, 2012, Cano Petroleum, Inc., a Delaware corporation (the “Company”), and its direct and indirect subsidiaries (collectively, the “Debtors”) determined that they did not receive any qualifying bids prior to the expiration of the bid deadline in competition with the ‘stalking horse’ offer from NBI Services, Inc., an Oklahoma corporation (“NBI”), to acquire the Debtors’ equity interests or assets and businesses, as determined in accordance with the bid procedures order entered by the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”).  As a result, the Company will not conduct the auction previously scheduled to begin at 10:00 a.m. (Central Time) on June 12, 2012.

Accordingly, the Company has declared that NBI’s ‘stalking horse’ offer of $47,500,000 is the successful offer.  The Company will seek approval of the Stock Purchase Agreement among the Debtors and NBI at a hearing currently scheduled for 9:00 a.m. (Central time) on Monday, July 16, 2012 and intends to proceed with the previously announced transaction to sell all of the shares of common stock that will be issued by the reorganized Company pursuant to the Debtors’ joint plan of reorganization as described in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 13, 2012.

The obligations of the Debtors and NBI to complete the sale remain subject to a number of customary closing conditions.

Limitation on Incorporation by Reference:

In accordance with general instruction B.2 of Form 8-K, the information in Item 7.01 of this report is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: June 11, 2012
	By:	/s/ John H. Homier
John H. Homier
Chief Financial Officer